Exhibit 99.1

Innovative Industrial Properties Reports Third Quarter 2018 Results

Quarterly Dividend Increased 40%, Driven by Strong Revenue and AFFO Growth

SAN DIEGO, CA – November 7, 2018 – Innovative Industrial Properties, Inc. (NYSE: IIPR) (the "Company"), the leading provider of creative capital solutions to the medical-use cannabis industry, announced today results for the quarter ended September 30, 2018, the seventh full quarter since the Company commenced real estate operations and completed its initial public offering in December 2016.

Third Quarter 2018 Highlights

Financial Results and Financing Activity

•	The Company generated total revenues of approximately $3.9 million in the quarter, representing an increase of more than 150% from the prior year.
•	The Company recorded net income attributable to common stockholders of approximately $1.5 million for the quarter, or $0.21 per diluted share, and adjusted funds from operations ("AFFO") of approximately $2.6 million, or $0.38 per diluted share. AFFO for the quarter represented an increase of more than 250% from the prior year.
•	The Company paid its sixth consecutive quarterly dividend of $0.35 per share on October 15, 2018 to stockholders of record as of September 28, 2018, representing a 40% increase over the Company's second quarter 2018 dividend.
•	Subsequent to the end of the quarter, the Company completed an underwritten public offering of 2,990,000 shares of common stock, including the exercise in full of the underwriters' option to purchase an additional 390,000 shares, resulting in net proceeds of approximately $113.9 million.

Acquisitions

•	In July 2018, the Company acquired a 55,000 square foot cannabis cultivation and processing facility in a sale-leaseback transaction with Holistic Industries, Inc. ("Holistic") in Massachusetts for $12.75 million (excluding transaction costs).
•	In August 2018, the Company acquired a property in Michigan and entered into a long-term lease with Green Peak Industries, LLC ("GPI") for an industrial facility that is expected to comprise approximately 56,000 square feet upon completion of development, with the Company's total investment in the acquisition and development of the property expected to be $13 million (excluding transaction costs).
•	Subsequent to the end of the quarter, in October 2018, the Company acquired a 58,000 square foot cannabis cultivation facility in Colorado and entered into a long-term lease with The Green Solution, LLC ("TGS") for $11.25 million (excluding transaction costs).

Portfolio Update and Acquisition Activity

Portfolio Update

As of November 7, 2018, the Company owned ten properties located in Arizona, Colorado, Maryland, Massachusetts, Michigan, Minnesota, New York and Pennsylvania, totaling approximately 952,000 rentable square feet (including approximately 114,000 rentable square feet under development), which were 100% leased with a weighted-average remaining lease term of approximately 14.7 years. As of November 7, 2018, the Company had invested approximately $121.5 million in the aggregate (excluding transaction costs) and had committed an additional approximately $15.9 million to reimburse certain tenants and sellers for completion of construction and tenant improvements at the Company's properties. The Company's average current yield on invested capital is approximately 15.4% for these ten properties, calculated as (a) the sum of the current base rents, supplemental rent (with respect to the lease with PharmaCann LLC at one of the Company's New York properties) and property management fees (after the expiration of the base rent abatement period for the PharmaCann Massachusetts property), divided by (b) the Company's aggregate investment in these properties (excluding transaction costs and including aggregate potential development funding and tenant reimbursements of approximately $15.9 million).

Acquisition Activity

On July 12, 2018, the Company acquired a property in Massachusetts for $12.75 million (excluding transaction costs) in a sale-leaseback transaction, and entered into a triple-net lease for the entire property with Holistic for continued operation as a cannabis cultivation and processing facility comprising approximately 55,000 square feet of industrial space.

On August 2, 2018, the Company acquired a property in Michigan under development and expected to comprise approximately 56,000 square feet of industrial space upon completion. The initial purchase price for the property was approximately $5.5 million, and the seller is responsible for completing certain development milestones, for which the seller is expected to be reimbursed approximately $5.3 million (the "Additional Purchase Price"). GPI, the tenant at the property, is also expected to complete tenant improvements for the building, for which the Company has agreed to provide reimbursement of up to $2.2 million (the "TI Allowance"). Assuming full payment for each step of the development, the Company’s total investment in the property will be $13 million. Concurrent with the closing of the purchase, the Company entered into a long-term, triple-net lease agreement with GPI, which intends to use the facility for medical-use cannabis cultivation and processing upon completion of development.

On October 30, 2018, the Company acquired an approximately 58,000 square foot industrial property in Colorado for $11.25 million (excluding transaction costs) and entered into a long-term, triple-net lease with TGS for continued operation as a cannabis cultivation facility.

Financial Results

The Company generated total revenues of approximately $3.9 million and $10.0 million for the three and nine months ended September 30, 2018, respectively, and total revenues of approximately $1.6 million and $4.1 million for the three and nine months ended September 30, 2017, respectively. The increases in both periods were due to the Company's acquisition of new properties and the annual escalation of base rent for two of the Company's leases. Base rent under the lease with the PharmaCann subsidiary for one of the Massachusetts properties is abated until November 30, 2018, and base rent under the lease with GPI at the Michigan property was deferred until November 2, 2018.

For the three months ended September 30, 2018, the Company recorded net income and net income per diluted share of $1.5 million and $0.21, respectively; funds from operations ("FFO") and FFO per diluted share of $2.2 million and $0.32, respectively; and AFFO and AFFO per diluted share of $2.6 million and $0.38, respectively. For the three months ended September 30, 2017, the Company recorded net income and net income per diluted share of $334,000 and $0.09, respectively; FFO and FFO per diluted share of $551,000 and $0.16, respectively; and AFFO and AFFO per diluted share of $724,000 and $0.21, respectively.

For the nine months ended September 30, 2018, the Company recorded net income and net income per diluted share of $3.3 million and $0.49, respectively; FFO and FFO per diluted share of $5.0 million and $0.77, respectively; and AFFO and AFFO per diluted share of $6.1 million and $0.93, respectively. For the nine months ended September 30, 2017, the Company recorded a net loss and net loss per basic and diluted share of ($679,000) and ($0.21), respectively; FFO and FFO per basic and diluted share of ($126,000) and ($0.04), respectively; and AFFO and AFFO per diluted share of $1.5 million and $0.44, respectively.

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies.  A complete reconciliation containing adjustments from GAAP net income / (loss) available to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will not be conducting a conference call to discuss its third quarter 2018 earnings results, but does expect to conduct a conference call to discuss its fourth quarter and full-year 2018 earnings results.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated medical-use cannabis facilities. Innovative Industrial Properties, Inc. has elected to be taxed as a real estate investment trust, commencing with the year ended December 31, 2017. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as the Company "expects," "intends," "plans," "estimates," "anticipates," "believes" or "should" or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Industrial Properties, Inc.

Condensed Consolidated Balance SheetS

(Unaudited)

(In thousands, except share and per share amounts)

Assets	September 30, 2018	December 31, 2017
Real estate, at cost:
Land	$17,812	$11,514
Buildings and improvements	78,049	51,315
Tenant improvements	10,829	5,901
Construction in progress	4,678	—
Total real estate, at cost	111,368	68,730
Less accumulated depreciation	(2,657)	(942)
Net real estate held for investment	108,711	67,788
Cash and cash equivalents	53,019	11,758
Short-term investments, net	3,983	—
Other assets, net	499	482
Total assets	$166,212	$80,028
Liabilities and stockholders' equity
Accounts payable and accrued expenses	$1,179	$1,082
Tenant improvements and construction payable	4,341	—
Dividends payable	2,713	1,198
Offering cost liability	21	41
Rents received in advance and tenant security deposits	6,868	4,158
Total liabilities	15,122	6,479
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, $15,000 liquidation preference ($25.00 per share), 600,000 shares issued and outstanding at September 30, 2018 and December 31, 2017	14,009	14,009
Common stock, par value $0.001 per share, 50,000,000 shares authorized: 6,785,800 and 3,501,147 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	7	4
Additional paid-in capital	137,219	64,000
Accumulated deficit	(145)	(4,464)
Total stockholders' equity	151,090	73,549
Total liabilities and stockholders' equity	$166,212	$80,028

Innovative Industrial Properties, Inc.

Condensed Consolidated STATEMENTS OF OPERATIONS

For the Three and Nine Months Ended September 30, 2018 and 2017

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Rental	$3,716	$1,495	$9,639	$4,074
Tenant reimbursements	210	64	365	64
Total revenues	3,926	1,559	10,004	4,138
Expenses:
Property expenses	210	64	365	64
General and administrative expense	1,442	983	4,393	4,204
Severance expense	—	—	—	113
Depreciation expense	703	217	1,715	553
Total expenses	2,355	1,264	6,473	4,934
Income / (loss) from operations	1,571	295	3,531	(796)
Interest and other income	261	39	788	117
Net income / (loss)	1,832	334	4,319	(679)
Preferred stock dividend	(338)	—	(1,014)	—
Net income / (loss) attributable to common stockholders	$1,494	$334	$3,305	$(679)
Net income / (loss) attributable to common stockholders per share:
Basic	$0.22	$0.09	$0.50	$(0.21)
Diluted	$0.21	$0.09	$0.49	$(0.21)
Weighted average shares outstanding:
Basic	6,636,638	3,392,508	6,388,058	3,369,308
Diluted	6,785,800	3,392,508	6,534,300	3,369,308
Dividends declared per common share	$0.35	$0.15	$0.85	$0.30

Innovative Industrial Properties, Inc.

Condensed Consolidated FFO AND AFFO

For the Three and Nine Months Ended September 30, 2018 and 2017

(Unaudited)

(In thousands, except share and per share amounts)

The table below is a reconciliation of net income / (loss) to FFO and AFFO for the three and nine months ended September 30, 2018 and 2017.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net income / (loss) attributable to common stockholders	$1,494	$334	$3,305	$(679)
Real estate depreciation	703	217	1,715	553
FFO available to common stockholders	2,197	551	5,020	(126)
Stock-based compensation	386	173	1,079	1,548
Severance expense	—	—	—	113
AFFO available to common stockholders	$2,583	$724	$6,099	$1,535
FFO per share — basic	$0.33	$0.16	$0.79	$(0.04)
FFO per share — diluted	$0.32	$0.16	$0.77	$(0.04)
AFFO per share — basic	$0.39	$0.21	$0.95	$0.46
AFFO per share — diluted	$0.38	$0.21	$0.93	$0.44
Weighted average shares outstanding — basic	6,636,638	3,392,508	6,388,058	3,369,308
Weighted average shares outstanding — diluted	6,785,800	3,501,147	6,534,300	3,509,166

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (loss), computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains (or losses) from sales of property, plus depreciation and amortization related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures.”

Management believes that net income (loss), as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of the Company's properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. Management believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. The Company reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. The Company calculates AFFO by adding to FFO certain non-cash and infrequent or unpredictable expenses which may impact comparability, consisting of non-cash stock-based compensation expense and severance expense.

The Company's computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO and AFFO do not represent cash flow available for management's discretionary use. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including the Company's ability to pay dividends or make distributions. FFO and AFFO should be considered only as supplements to net income (loss) computed in accordance with GAAP as measures of operations.

Company Contact:

Catherine Hastings

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332